Exhibit 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated December 23, 1996 (and to all references to our Firm) included in or made a part of this registration statement on Form SB-2 and related Prospectus registering 400,000 shares of Common Stock.


                                             ARTHUR ANDERSEN LLP


New York, New York
November 6, 1997